                                                                    EXHIBIT 10.1

                                                             As of April 1, 2000
Mr. Lawrence Goldberg
1156 Via de la Paz
Pacific Palisades, California  90272


Dear Mr. Goldberg:


This letter confirms the terms of your employment by Activision, Inc. ("Employer").

1.   TERM

     The term of your employment under this agreement shall commence on April 1, 2000 and expire on April 1, 2003, unless earlier terminated as provided below.

2.   SALARY

     (a) In full consideration for all rights and services provided by you under this agreement, you shall receive an annual base salary of $287,500 during the first year of the term, an annual base salary of $312,500 during the second year of the term and an annual base salary of $337,500 during the third year of the term.

     (b) Base salary payments shall be made in accordance with Employer's then prevailing payroll policy. Each base salary referred to in Paragraph 2(a) shall constitute your minimum base salary during the applicable period, and your base salary may be increased above the minimum at any time if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, elects to do so. In the event of an increase in your base salary beyond the applicable minimum base salary for a particular period, such increased base salary shall then constitute your minimum base salary for all subsequent periods under this agreement, but only to the extent such increased base salary is in excess of the minimum base salary referred to in Paragraph 2(a) for the corresponding period.

     (c) Notwithstanding anything to the contrary set forth above but subject to the right of termination granted to you pursuant to Paragraph 11(b), Employer shall not be required to actually use your services, and payment of your base salary during the applicable period of your employment under this agreement will discharge Employer's obligations to you hereunder. Such payment, however, will not discharge your obligations to Employer hereunder.

     (d) In addition to your base salary, you shall be eligible to receive an annual performance based bonus targeted at sixty percent (60%) of your annual base salary, in compliance with Employer's standard bonus plan which is established on a yearly basis by Employer's senior management and Board of Directors (or the Compensation Committee of such Board of Directors) and is based on a number of factors that may


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include, without limitation, the achievement of corporate earning and operating margin goals.

     (e) You also are being granted, on or before April 30, 2000, under Employer's existing or modified stock option plan, options to purchase 125,000 shares of Employer's common stock. Such options are in addition to the stock options previously issued to you by Employer. The 125,000 options will vest as follows: 25,000 options will vest immediately; 33,334 options will vest on March 31, 2001; 33,334 options will vest on March 31, 2002; and 33,333 options will vest on March 31, 2003. Such options will have an exercise price that will be the market price of such common stock on the date the options are issued and will be governed in all other respects by Employer's stock option plan in effect at the time of grant. You also shall be eligible to receive additional options, under Employer's existing or modified stock option plan, if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

3.   TITLE

     You are being employed under this agreement in the position of Executive Vice President and Chief Corporate Officer.

4.   DUTIES

     You shall personally and diligently perform, on a full-time and exclusive basis, such services as Employer or any of its divisions may reasonably require, provided that such services are consistent with your position with Employer. You shall observe all reasonable rules and regulations adopted by Employer in connection with the operation of its business and carry out all instructions of Employer. You will at all times perform all of the duties and obligations required by you under this agreement in a loyal and conscientious manner and to the best of your ability and experience.

5.   EXPENSES

     To the extent you incur necessary and reasonable business expenses in the course of your employment, you shall be reimbursed for such expenses, subject to Employer's then current policies regarding reimbursement of such business expenses.

6.   OTHER BENEFITS

     You shall be entitled to those benefits which are standard for persons in similar positions with Employer, including coverage under Employer's health, life insurance and disability plans, and eligibility to participate in Employer's 401(k) plan. Nothing paid to you under any such plans and arrangements (nor any bonus or stock options which Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, shall provide to you) shall be deemed in lieu, or paid on account, of your base salary. You expressly agree and acknowledge that after expiration or early termination of the term of your employment under this agreement, you are entitled to no additional benefits not expressly set forth in this


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agreement, except as specifically provided under the benefit plans referred to above and those benefit plans in which you subsequently may become a participant, and subject in each case to the terms and conditions of each such plan. Notwithstanding anything to the contrary set forth above, you shall be entitled to receive those benefits provided by COBRA upon the expiration or early termination of the term of your employment under this agreement.

7.   VACATION AND PAID HOLIDAYS

     (a) You will be entitled to paid vacation days in accordance with the normal vacation policies of Employer in effect from time to time, provided that in no event shall you be entitled to less than twenty (20) days of paid vacation per year.

     (b) You shall be entitled to all paid holidays given by Employer to its full-time employees.

8.   LOAN

     As an additional incentive to the commencement of your employment with Employer under this agreement, Employer will provide you with a loan in the principal amount of $100,000 by no later than July 31, 2000. Such loan will bear interest at the rate of 6-3/4% per annum and will be due and payable in full on April 1, 2003. However, the principal amount and accrued interest on such loan will be forgiven on March 31, 2003 if the closing price of Employer's common stock as reported on NASDAQ between the date the loan is made and March 31, 2003 does not exceed $10.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after the date the loan is made) for five (5) consecutive trading days during which you are not prohibited from selling shares of Employer's common stock under Employer's policies and procedures or applicable securities laws. In order to receive the foregoing loan, you shall be required to execute a promissory note substantially in the form of Exhibit A attached to this agreement.

9.   PROTECTION OF EMPLOYER'S INTERESTS

     During the term of your employment by Employer, you will not compete in any manner, whether directly or indirectly, as a principal, employee, agent or owner, with Employer, or any affiliate of Employer, except that the foregoing will not prevent you from holding at any time less than five percent (5%) of the outstanding capital stock of any company whose stock is publicly traded. All rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by you during the term of your employment or resulting from your services which (i) relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated business of Employer, (ii) result from or are suggested by any task assigned to you or any work performed by you on behalf of Employer, or (iii) are based on any property owned or idea conceived by Employer, shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. You agree to execute, acknowledge and deliver to Employer, at Employer's request, such further documents, including copyright and patent assignments, as Employer finds


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appropriate to evidence Employer's rights in such property. Any confidential and/or proprietary information of Employer or any affiliate of Employer shall not be used by you or disclosed or made available by you to any person except as required in the course of your employment, and upon expiration or earlier termination of the term of your employment, you shall return to Employer all such information which exists in written or other physical form (and all copies thereof) under your control. Without limiting the generality of the foregoing, you acknowledge signing and delivering to Employer the Activision Employee Proprietary Information Agreement and you agree that all terms and conditions contained in such agreement, and all of your obligations and commitments provided for in such agreement, shall be deemed, and hereby are, incorporated into this agreement as if set forth in full herein. The provisions of the immediately preceding four sentences of this paragraph shall survive the expiration or earlier termination of this agreement.

10.  SERVICES UNIQUE

     You recognize that the services being performed by you under this agreement are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages, and in the event of a breach of this agreement by you (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of your services and the provisions of paragraph 9 of this agreement), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

11.  TERMINATION

     (a) At any time during the term of your employment, Employer may terminate your employment under this agreement for (i) your willful, reckless or gross misconduct, (ii) your material breach of this agreement, or (iii) for other good cause, as such term is defined under California law.

     (b) You may terminate your employment under this agreement (i) upon any relocation of the place at which you primarily are performing your services to Employer to a location which is outside the metropolitan Los Angeles area, (ii) if Employer elects to not actually use your services and continues to pay your base salary pursuant to Paragraph 2(c) above for a period of one hundred twenty
(120) consecutive days, or (iii) in the event Employer commences the production or distribution of an entertainment software or other product which is pornographic.

     (c) In the event of the termination of your employment under this agreement pursuant to Paragraph 11(a) or 11(b), all obligations of each party to the other under this agreement shall immediately terminate.

     (d) In the event of your death during the term of this agreement, this agreement shall terminate and Employer only shall be obligated to pay your estate or legal representative the salary provided for above to the extent earned by your prior to such event. In the event you are unable to perform the services required of you under this


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agreement as a result of any disability, and such disability continues for a period of 60 or more consecutive days or an aggregate of 90 or more days during any 12-month period during the term of this agreement, then Employer shall have the right, at its option, to terminate your employment under this agreement. Unless and until so terminated, during any period of disability during which you are unable to perform the services required of you under this agreement, your base salary shall be payable to the extent of, and subject to, Employer's policies and practices then in effect with regard to sick leave and disability benefits.

12.  USE OF EMPLOYEE'S NAME

     Employer shall have the right, but not the obligation, to use your name or likeness for any publicity or advertising purpose.

13.  ASSIGNMENT

     Employer may assign this agreement or all or any part of its rights under this agreement to any entity which succeeds to all or substantially all of Employer's assets (whether by merger, acquisition, consolidation, reorganization or otherwise) or which Employer may own substantially, and this agreement shall inure to the benefit of such assignee.

14.  NO CONFLICT WITH PRIOR AGREEMENTS

     You represent to Employer that neither your commencement of employment under this agreement nor the performance of your duties under this agreement conflicts or will conflict with any contractual commitment on your part to any third party, nor does it or will it violate or interfere with any rights of any third party.

15.  POST-TERMINATION OBLIGATIONS

     After the expiration or earlier termination of your employment under this agreement for any reason whatsoever, you shall not, either alone or jointly, with or on behalf of others, directly or indirectly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of one (1) year following such expiration or termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Employer or any affiliated entity, either for your own account or for any other person firm or company, any person who was employed by Employer or any such affiliated entity during the term of your employment, whether or not such person would commit any breach of his or her contract of employment by reason of his or her leaving the service of Employer or any affiliated entity.

16.  ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

     (a) This agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment with Employer, and no amendment or modification of this agreement shall be binding against Employer unless set forth in a writing signed by Employer and delivered to you.


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Without limiting the generality of the foregoing, you acknowledge that this agreement supersedes your prior written agreement with Employer dated March 4, 1999, and such agreement is hereby declared terminated and of no further force and effect.

     (b) You have given no indication, representation or commitment of any nature to any broker, finder, agent or other third party to the effect that any fees or commissions of any nature are, or under any circumstances might be, payable by Employer or any affiliate of Employer in connection with your employment under this agreement.

     (c) No waiver by either party of any breach by the other party of any provision or condition of this agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (d) Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     (e) This agreement does not constitute a commitment of Employer with regard to your employment, express or implied, other than to the extent expressly provided for herein. Upon termination of this agreement, it is the contemplation of both parties that your employment with Employer shall cease, and that neither Employer nor you shall have any obligation to the other with respect to continued employment. In the event that your employment continues for a period of time following the stated expiration date of this contract, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will," and may be terminated without obligation at any time by either party giving notice to the other.

     (f) This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

     (g) In accordance with the Immigration Reform and Control Act of 1986, employment under this agreement is conditioned upon satisfactory proof of your identity and legal ability to work in the United States.

     (h) To the extent permitted by law, you will keep the terms of this agreement confidential, and you will not disclose any information concerning this agreement to anyone other than your immediate family and professional representatives (provided they also agree to keep the terms of this agreement confidential).


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17.  NOTICES

     All notices which either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notice as follows:


     To Employer:                      3100 Ocean Park Boulevard
                                       Santa Monica, California  90405
                                       Attention: Senior Vice President
                                       and General Counsel

     To Employee:                      1156 Via de la Paz
                                       Pacific Palisades, California  90272


     Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

18.  HEADINGS

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

     If the foregoing accurately reflects our mutual agreement, please sign where indicated.


ACCEPTED AND AGREED TO:

EMPLOYER                                    EMPLOYEE




By:   /s/ RON DOORNINK                      By:   /s/ LAWRENCE GOLDBERG
      ----------------------------                ----------------------------
      Ron Doornink                                Lawrence Goldberg
      President and Chief
      Operating Officer


Date: 7/21/00                               Date: 7/21/00
      ----------------------------                ----------------------------


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                                    EXHIBIT A

                                 PROMISSORY NOTE



$100,000.00                                            July __, 2000

                                                       Santa Monica, California




     FOR VALUE RECEIVED, and subject to the provisions of Paragraph 1 below, the undersigned, Lawrence Goldberg ("Maker"), promises to pay to Activision, Inc. ("Holder"), or its order, the sum of One Hundred Thousand Dollars ($100,000.00), together with simple interest on the unpaid principal amount from the date hereof at the rate of Six and Three Quarters Percent (6-3/4%) per annum. The entire principal balance of this Promissory Note and all accrued but unpaid interest, or so much thereof as may remain unpaid at the time, shall become due and payable on the earlier of (a) April 1, 2003, (b) the date Maker is no longer employed by Holder on a full time exclusive basis if, during the period from the date hereof to the date of termination of employment, the closing price of Holder's common stock as reported on NASDAQ has been equal to or greater than $10.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after the date hereof) for five (5) consecutive trading days during which Maker is not prohibited from selling shares of Holder's common stock under Holder's policies and procedures or applicable securities laws, and (c) the date which is thirty (30) days after each of the following have occurred: (i) the Maker is no longer employed by Holder on a full time exclusive basis, and (ii) the closing price of Holder's common stock as reported on NASDAQ has been equal to or greater than $10.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after the date hereof) for five (5) consecutive trading days during which Maker is not prohibited from selling shares of Holder's common stock under Holder's policies and procedures or applicable securities laws. Payment of said principal indebtedness, or the balance thereof, and all interest thereon, together with all other sums due under the terms hereof, may be enforced and recovered at once, time being of the essence.

     1. FORGIVENESS OF INDEBTEDNESS. Notwithstanding anything to the contrary set forth above, in the event that, at no time between the date of this Promissory Note and March 31, 2003, the closing price of Holder's common stock as reported on NASDAQ equals or exceeds $10.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after the date hereof) for five (5) consecutive trading days during which Maker is not prohibited from selling shares of Holder's common stock under Holder's policies and procedures or applicable securities laws, then on March 31, 2003 the entire principal amount of this Promissory Note and all interest due thereon, to the extent not previously due and payable


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pursuant to clause (b) or (c) of the first paragraph of this Promissory Note, will be forgiven and Maker will have no obligation to make any payment to Holder hereunder.

     2. PREPAYMENT. Maker may prepay all or any portion of the principal amount of this Promissory Note and the interest due thereon at any time or times during the term of this Promissory Note without any other premium or penalty.

     3. PAYMENT CREDITS. Each payment shall, when made, be credited first to interest then due, then to other expenses payable to Holder, including any collection costs, and the remainder to principal, and interest shall thereupon cease upon the principal so credited. All payments hereunder shall be made in lawful money of the United States of America at the principal executive offices of Holder located at 3100 Ocean Park Boulevard, Santa Monica, California 90405.

     4. ATTORNEYS' FEES. Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Promissory Note.

     5. MAXIMUM INTEREST. The provisions of this Promissory Note shall not have the effect of, or be construed as, requiring or committing Maker to pay interest in excess of the highest rate per annum allowed by the laws for such jurisdiction whose laws shall govern this Promissory Note. If, under any circumstance, Holder shall ever receive as interest an amount which would exceed the highest applicable lawful rate as determined by a court of competent jurisdiction, then such amount which would be excessive interest shall, ipso facto, be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control and supersede every other provision of this Promissory Note.

     6. EXERCISE OF RIGHTS. No single or partial exercise of any power granted to Holder under this Promissory Note shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Promissory Note shall operate as a waiver of such right or of any other right.

     7. WAIVER OF NOTICE. The makers, endorsers, guarantors and sureties of this Promissory Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Promissory Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against the makers, endorsers, guarantors or sureties is expressly waived by each and all of said parties.

     8. RIGHT OF OFFSET. Notwithstanding anything to the contrary set forth in this Promissory Note, Holder shall have the right to offset any and all amounts that may be owed by Holder to Maker for any reason, including, without limitation, wages and other compensation, against any or all of the principal and interest that is due and


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payable to Holder under this Promissory Note, and Maker expressly consents to the foregoing right of offset being granted to Holder.

     9. SUCCESSORS AND ASSIGNS. The terms of this Promissory Note apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

     10. SEVERABILITY. If any portion of this Promissory Note shall be held invalid or unenforceable, then the remainder of this Promissory Note shall be considered valid and enforceable according to its terms.

     11. MISCELLANEOUS. This Promissory Note shall be governed and interpreted in accordance with the laws of the State of California. If suit is instituted by Maker against Holder or by Holder against Maker for any cause or matter arising from or in connection with the respective rights or obligations of Maker or the holder of this Promissory Note hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles. Captions are for convenience only and shall not be used in construing meaning. This Promissory Note may only be changed, modified, or amended in writing by the mutual consent of Maker and the Holder. The provisions of this Promissory Note may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.


                                       ------------------------------
                                       LAWRENCE GOLDBERG


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